Exhibit 24

HL SCOPE RIC LLC

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Keith Kleinman and Adam B. Shane, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below, any registration statement of HL SCOPE RIC LLC (the “Fund”) on Form N-2 (each, a “Registration Statement”), any and all subsequent amendments to such Registration Statements, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements registering the offering of the common shares of beneficial interest of the Fund which may be filed under the Investment Company Act of 1940, as amended (the “1940 Act”), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the 1940 Act, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-l under the 1940 Act), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his or her request, are not assuming, nor is the Fund assuming, any of his or her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Gail Susan Ball
Gail Susan Ball	June 17, 2024
Director

/s/ Timothy S. Galbraith
Timothy S. Galbraith	June 17, 2024
Director

/s/ Jeffrey P. Ladouceur
Jeffrey P. Ladouceur	June 17, 2024
Director

/s/ Andrew Schardt
Andrew Schardt	June 17, 2024
Director & President

/s/ Brian Charles Gildea
Brian Charles Gildea	June 17, 2024
Director & Assistant Secretary

/s/ Brian Channon
Brian Channon	June 17, 2024
Treasurer

/s/ Adam B. Shane
Adam B. Shane	June 17, 2024
Secretary

/s/ Gerard Scarpati
Gerard Scarpati	June 17, 2024
Chief Compliance Officer